EXHIBIT 10.3
AMENDMENT NO. 3 TO LEASE AGREEMENT
           THIS AMENDMENT is made on this 3rd day of January, 2007, by and between KINSLEY EQUITIES II LIMITED PARTNERSHIP (“Landlord”) and PROFESSIONAL VETERINARY PRODUCTS, LTD. (“Tenant”).
W I T N E S S E T H:
           WHEREAS, Landlord and Tenant entered into that certain lease agreement (the “Lease Agreement”) dated March 15, 2002 and amended by Amendment No.1 dated January 22, 2003 and Amendment No.2 dated October 16, 2003, whereby Tenant leases approximately 87,500 square feet of space (the “Premises”) designated as Berkshire Business Park, located at 3640 Sandhurst Drive, York, PA, and
           WHEREAS, pursuant to Article 4 of the Lease Agreement, Tenant wishes to extend the Lease Term for a period of three (3) years beginning August 1, 2007 through July 31, 2010 (the Renewal Term”).
          NOW, THEREFORE, Landlord and Tenant wish to amend the terms of the Lease and agree as follows:
1)	The Lease Term is hereby extended for a period of three (3) years through July 31, 2010.

2)	The Base Rent for the Renewal Term shall be as follows:

Period	Monthly	Annually

August 1, 2007 — July 31, 2008	$29,895.83	$358,749.96

August 1, 2008 — July 31, 2010	$30,989.58	$371,874.96
Such Base Rent shall be payable, in advance, in equal monthly installments during the term hereof.

3)	All other terms, covenants and conditions of the Lease, except as amended or modified herein shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals the day and year first above written.

LANDLORD:
ATTEST/WITNESS:	KINSLEY EQUITIES II LIMITED PARTNERSHIP
By: KIN, LLC, Managing Partner

/s/ D. Gregg Doshna

	By:	/s/ Robert A. Kinsley

Robert A. Kinsley, Managing Member

TENANT:
ATTEST/WITNESS:	PROFESSIONAL VETERINARY PRODUCTS, LTD.

/s/ Dr. Lionel L. Reilly

	By:	/s/ Neal B. Soderquist

Neal B. Soderquist, Chief Financial Officer